                            THIRD AMENDMENT TO LEASE



                                 BY AND BETWEEN:

          H. HARDING BROWN, STEPHEN H. ANTHONY, DAVID J. FRISCHMAN and
        DANIEL J. COUGHLIN, SUBSTITUTED CO-TRUSTEES UNDER TRUST INDENTURE
                        DATED THE 25TH DAY OF JUNE, 1968

                                   "Landlord"

                                      -and-

                           IMPORT PARTS AMERICA, INC.,
                             a Delaware Corporation,

                                    "Tenant"



                                     DATED:

                                   LAW OFFICES

        EPSTEIN, EPSTEIN, BROWN & BOSEK 505 Morris Avenue P. 0. Box 705
                          Springfield, New Jersey 07081

                                   #30005-320
                                      #376
                                  June 30, 1993

         THIRD AMENDMENT TO LEASE dated this 8th day of September 1993, by and between H. HARDING BROWN, STEPHEN H. ANTHONY, DAVID J. FRISCHMAN and DANIEL J. COUGHLIN, SUBSTITUTED CO-TRUSTEES UNDER TRUST INDENTURE DATED THE 25TH DAY OF JUNE, 1968, having an office at 51 Commerce Street, Springfield, New Jersey 07081, hereinafter called the "Landlord"; and IMPORT PARTS AMERICA, INC., a Delaware Corporation, having an address at 40539 Encyclopedia Circle, Fremont, California 94536-538, hereinafter called the "Tenant".

                              W I T N E S S E T H:

         WHEREAS, the Landlord owns certain lands and premises in the Township of Piscataway, County of Middlesex and State of New Jersey, which lands and premises are commonly known as Lots 2 and 3, Block 460-C, Colonial Drive, upon which there has been erected an industrial-type building containing approximately 143,467 square feet, hereinafter called the "Building"; and

         WHEREAS, H. Harding Brown and Charles T. Shea, Trustees Under Trust Indenture Dated the 25th Day of June, 1968, (Landlord's predecessor-in-interest) and Western Automotive Warehouse Distributors, Inc. have heretofore entered into a certain Lease Agreement dated September 19, 1978, as amended by Agreement dated September 4, 1979, and by second Amendment to Lease dated May 1, 1989, hereinafter collectively called the "Lease", in connection with the leasinq of 65,701 square feet of space in the Building, hereinafter called the "Leased Premises"; and

         WHEREAS, the interest of Western Automotive Warehouse Distributors, Inc. under the Lease was assigned to WAWD Inc., a Delaware Corporation, pursuant to an Assignment and Assumption of Lease Agreement dated November 27, 1985; and

         WHEREAS, WAWD Inc. was merged into Tenant effective as of June 15, 1988, and Tenant thereby became the successor to the interest of WAWD Inc. under the Lease; and

         WHEREAS, the Landlord and Tenant have agreed to extend the Lease for a further period of five (5) years as hereinafter provided.

         NOW, THEREFORE, in consideration of the sum of one ($1.00) DOLLAR and other good and valuable consideration, the parties hereto covenant and agree as follows:

         1. The Lease is hereby extended for a further period of five (5) years, which Lease extension shall commence as of June 1, 1994 and shall expire as of May 31, 1999, hereinafter called the "Extended Term".

         2. Tenant shall pay rent during the Extended Term in the amount of TWO HUNDRED FIFTY NINE THOUSAND FIVE HUNDRED EIGHTEEN AND 95/100 ($259,518.95) DOLLARS per annum, payable in equal installments of TWENTY ONE THOUSAND SIX HUNDRED TWENTY SIX AND 58/100 ($21,626.58) DOLLARS per month in the same manner as provided in Article 3 of the Lease, together with such additional rent and other charges as are provided in the Lease.

         3. It is expressly understood and agreed that the Tenant shall continue to occupy the Leased Premises as of the commencement of the Extended Term in an "as is" condition.

         4. Article 46 of the Lease entitled "Option to Renew" is hereby deleted in its entirety.

         5. Provided the Tenant is not in default pursuant to the terms and conditions of the Lease, the Tenant is hereby given the right and privilege to renew the Lease, for one (1) five (5) year renewal period, to commence at the end of the Extended Term of the Lease, which renewal shall be upon the same terms and conditions as in the Lease contained, except as follows:

                  (1) Tenant shall pay during the five (5) year renewal term annual Base Rent based upon the fair market value per square foot applicable to the Leased Premises. The fair market value shall be determined as follows: After Tenant has given written notice to the Landlord, as hereinafter provided, of its intention to exercise the within option, the Landlord shall deliver to Tenant a written notice stating the fair market value to be paid for the Leased Premises during the five (5) year renewal term. In the event that the Tenant objects to the fair market value quoted by Landlord, the issue of fair market value shall be open to negotiation between Landlord and Tenant. In the event the parties cannot agree within thirty (30) days after Landlord's notice of the then fair market rental value, the parties shall agree on the appointment of a real estate appraiser (the "Appraiser") having the M.A.I. designation, the cost of which shall be shared equally by Landlord and Tenant, which Appraiser shall be knowledgeable in the Union County, New Jersey market rental area, who shall make a fair market rental determination. If the parties cannot agree within thirty (30) days subsequent to the appointment of the Appraiser, then the matter shall be submitted to binding arbitration pursuant to the rules for commercial arbitration of the American Arbitration Association, at the equal administrative cost of Landlord and Tenant. It is expressly understood and agreed that in any event the renewal Base Rent for the five (5) year term shall not be less than the annual Base Rent of TWO HUNDRED FIFTY NINE THOUSAND FIVE HUNDRED EIGHTEEN AND 95/100 ($259,518.95) DOLLARS per annum, in the event fair market rent shall be determined to be less than said sum as such determination shall be made in the manner hereinabove provided.

                  (2) The right, option, and privilege of the Tenant to renew this lease as hereinabove set forth is expressly conditioned upon the Tenant delivering to the Landlord, in writing, by certified mail, return receipt requested, twelve (12) months' prior notice of its intention to renew, which notice shall be given to the Landlord by the Tenant no later than twelve (12) months' prior to the date fixed for termination of the original term of this lease.

                  (3) The obligation to pay the rent as adjusted pursuant to the Fair Market Value formula hereinabove provided shall be in addition to the obligation to pay all additional rent and other charges required by the terms and conditions of the Lease.

         6. Paragraph 6 of the aforementioned Second Amendment to Lease dated May 1, 1989 is hereby amended to provide that, in the event the Tenant retains possession of the Leased Premises following expiration of the term of the Lease in order to comply with the Cleanup Laws, notwithstanding anything to the contrary contained in the Lease, (1) if Tenant has not exercised its renewal option under paragraph 5 of this Third Amendment to Lease, the monthly rent due during the holdover period from June 1, 1999 through May 31, 2004 shall be that which would have been due had the renewal option been exercised and (2) if Tenant has exercised its renewal option under paragraph 5 hereof, or if Tenant has not exercised its renewal option but is still in possession as of June 1, 2004, (i) the monthly rent due during the holdover period from June 1, 2004 through May 31, 2009 shall be the greater of THIRTY FIVE THOUSAND TWO HUNDRED TWENTY SEVEN AND 42/100 ($35,227.42) DOLLARS per month or the rent due for May, 2004, increased effective June 1, 2004 in direct proportion to any increase in the Cost of Living Index as defined in paragraph 5 hereof, from April, 1999 through April, 2004 and (ii) the monthly rent during the holdover period from and after June 1, 2004 shall be the rent due for May, 2004, increased effective June 1, 2004 and June 1 of each year thereafter in direct proportion to any increase in the Cost of Living Index from April, 2004 through the April immediately preceding the adjustment date, but not less than a five (5%) percent increase per year over the preceding year.

         7. Except as hereinabove referred to, all other terms and conditions of the Lease shall remain in full force and effect, unimpaired and unmodified.

         8. This agreement shall be binding upon the parties hereto, their heirs, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed by their proper corporate officers and caused their proper corporate seals to be hereto affixed the day and year first above written.

WITNESS: H. HARDING BROWN, STEPHEN H. ANTHONY, DAVID J. FRISCHMAN and DANIEL J. COUGHLIN, SUBSTITUTED CO-TRUSTEES UNDER TRUST INDENTURE DATED THE 25TH DAY OF JUNE, 1968

/s/Evelyn S. Lepore            By: /s/W. Harding Brown(L.S.)
------------------                -----------------------------------------

ATTEST:                        IMPORT PARTS AMERICA, INC.

/s/Glenn J. Holler             By: /s/Larry W. McCurdy
------------------                -----------------------------------------
Glenn J. Holler,                        Larry W. McCurdy,
Vice President                          President

WITNESS: B. HARDING BROWN, STEPHEN H. ANTHONY, DAVID J. FRISCHMAN and DANIEL J. COUGHLIN, SUBSTITUTED CO-TRUSTEES UNDER TRUST INDENTURE DATED THE 25TH DAY OF JUNE, 1968

/s/Mary E. Thomas              By: /s/Daniel J. Couglin
------------------                -----------------------------------------
                                        DANIEL J. COUGHLIN
                                        MANAGING DIRECTOR

STATE OF NEW JERSEY                 )
                                    )       SS.:
COUNTY OF                           )

         BE IT REMEMBERED, that on this 8th day of September, 1993, before me. the subscriber, a notary public of New Jersey personally appeared H. Harding Brown, Co-Trustee on behalf of H. HARDING BROWN, STEPHEN H. ANTHONY, DAVID J. FRISCHKAN and DANIEL J. COUGHLIN, SUBSTITUTED CO-TRUSTEES UNDER TRUST INDENTURE DATED THE 25TH DAY OF JUNE, 1968, who, I am satisfied, is th Landlord mentioned in the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein expressed.

                                                   /s/ Evelyn S. Lepore
                                                   -----------------------------
                                                   EVELYN S. LEPORE
                                                   A NOTARY PUBLIC OF NEW JERSEY

STATE OF Missouri                   )
                                    )       SS.:
COUNTY OF St.Louis                  )

         BE IT REMEMBERED that on this 30th day of August 1993, before me, the subscriber, personally appeared Larry W. McCurdy, who, I am satisfied, is the person who signed the within Instrument as President of IMPORT PARTS AMERICA, INC., a Delaware corporation, the Tenant named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed and sealed with the corporate seal and delivered by him as such officer, and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.

                                                   /s/B.L. Burd
                                                   -----------------------------
                                                   B. L. Burd, Notary Public

PREPARED BY: ROBERT K. BROWN, ESQ.

STATE OF MASSACHUSETTS              )
                                    )       SS.:
COUNTY OF SUFFOLK                   )

         BE IT REMEMBERED, that on this 6th day October, 1993, before me, the subscriber, a notary public of Massachusetts, personally appeared Daniel J. Coughlin, Co-Trustee on behalf of H. HARDING BROWN, STEPHEN H. ANTHONY, DAVID J. FRISCHMAN AND DANIEL J. COUGHLIN, SUBSTITUTED CO-TRUSTEES UNDER TRUST INDENTURE DATED THE 25TH DAY OF JUNE, 1968, who, I am satisfied, is the Landlord mentioned in the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein.

                                                   /s/Margaret A. Bakin
                                                   -----------------------------

                           L E A S E  A G R E E M E N T

                                 BY AND BETWEEN:

H. HARDING BROWN and CHARLES T. SHEA, TRUSTEES UNDER TRUST INDENTURE DATED. THE 25TH DAY OF JUNE, 1968,.

"Landlord"

                                      -and-

WESTERN AUTOMOTIVE WAREHOUSE
DISTRIBUTORS, INC.,
a California corporation,

"Tenant"

PREMISES:

Lots #2 And #3, Block 460-C Colonial Drive
Piscataway, New Jersey



DATED:



#30005-320

                                TABLE OF CONTENTS

ARTICLE                                                                   PAGE
  NO.                                                                      NO.
-------                                                                   ------

1.       LEASED PREMISES...................................................13

2.       TERM OF LEASE.....................................................13

3.       RENT..............................................................14

4.       CONTINGENCIES.....................................................15

5.       USE...............................................................15

6.       CONSTRUCTION......................................................16

7.       REPAIRS AND MAINTENANCE...........................................16

8.       UTILITIES.........................................................18

9.       TAXES.............................................................18

10.      INSURANCE.........................................................21

11.      SIGNS.............................................................23

12.      FIXTURES..........................................................23

13.      GLASS.............................................................24

14.      ASSIGNMENT AND SUBLETTING.........................................24

15.      FIRE AND CASUALTY.................................................25

16.      COMPLIANCE WITH LAWS RULES AND REGULATIONS........................26

17.      INSPECTION BY LANDLORD............................................28

18.      DEFAULT BY TENANT.................................................28

19.      LIABILITY OF TENANT FOR DEFICIENCY................................31

20.      NOTICES...........................................................31

21.      NON-WAIVER BY LANDLORD............................................32

22.      RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS..............32

23.      NON-LIABILITY OF LANDLORD.........................................33

24.      WARRANT OF TITLE..................................................33

                                TABLE OF CONTENTS

ARTICLE                                                                   PAGE
  NO.                                                                      NO.
-------                                                                   ------

25.      RESERVATION OF EASEMENT...........................................33

26.      AIR AND WATER POLLUTION...........................................34

27.      STATEMENT OF ACCEPTANCE...........................................34

28.      FORCE MAJEURE.....................................................34

29.      STATEMENTS BY LANDLORD AND TENANT.................................35

30.      CONDEMNATION......................................................35

31.      INSTALLATION PRIOR TO COMPLETION..................................36

32.      QUIET ENJOYMENT...................................................37

33.      SURRENDER OF PREMISES.............................................37

34.      INDEMNITY.........................................................38

35.      SHORT FORM LEASE..................................................39

36.      LEASE CONSTRUCTION................................................39

37.      BIND AND INURE CLAUSE.............................................39

38.      DEFINITIONS.......................................................39

39.      NET RENT..........................................................40

40.      DEFINITION OF TERM OF LANDLORD....................................40

41.      COVENANTS OF FURTHER ASSURANCES...................................40

42.      LANDLORD REMEDIES.................................................41

43.      COVENANT AGAINST LIENS............................................41

44.      SUBORDINATION.....................................................42

45.      MUTUAL PARKING....................................................43

46.      CANCELLATION PRIVILEGE............................................44

47.      CONFIRMATION OF RENT AND PERCENTAGE P0AYMENTS.....................44

SCHEDULE "A"...............................................................46

SCHEDULE "C"...............................................................47

         THIS AGREEMENT, made the 19TH day of September 1978, by and between H. HARDING BROWN and CHARLES T. SHEA, TRUSTEES UNDER TRUST INDENTURE DATED THE 25TH DAY OF JUNE, 1968, having an office at #33 West Grand Street, Elizabeth, New Jersey, hereinafter called the "Landlord"; and WESTERN AUTOMOTIVE WAREHOUSE DISTRIBUTORS, INC., a California Corporation, having an office at 3260 West 26th Street, Los Angeles, California 90023, hereinafter called the "Tenant".

                              W I T N E S S E T H :

         WHEREAS, the Landlord owns certain lands and premises in the Township of Piscataway; County of Middlesex, and State of New Jersey, which said lands and premises are located on Colonial Drive, Piscataway, New Jersey, all as more particularly described on Schedule "A" annexed hereto and made a part hereof; and

         WHEREAS, the Landlord is erecting an industrial type building containing approximately 143,382 square feet, outside outside dimensions, located on the premises referred to in Schedule "A" annexed hereto (hereinafter referred to as the "Building"); and

         WHEREAS, Landlord intends to lease to Tenant a portion of the Building containing approximately 65,672 square feet, outside outside dimensions to center line of common wall (hereinafter referred to as the "leased premises"); and

         WHEREAS, the Building, improvements and Tenant's leased space shall be erected in accordance with plans and specifications to be prepared by Rotwein & Blake, Associated P.A. as shall be mutually approved, in writing, by the Landlord and Tenant, and which final plans and specifications shall be incorporated by reference herein and made a part hereof and referred to as Schedule "B".

         NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for the rents reserved, the mutual considerations herein and the parties mutually intending to be legally bound hereby, the Landlord does demise, lease and let unto the Tenant and the Tenant does rent and take from the Landlord the leased premises as described in Paragraph #1, and the Landlord and Tenant do hereby mutually covenant and agree as follows:

         1. LEASED PREMISES

                  1.1 The leased premises shall consist of the 6,500 square feet, outside outside dimensions to center line of common wall, of the Building as located on the lands described on Schedule "A", together with all improvements to be constructed thereon by the Landlord for the use of the Tenant, and all easements, improvements, tenements, appurtenances, hereditaments, fixtures and rights and privileges appurtenant thereto, and any and all fixtures and equipment which are to be installed in said building by the Landlord for the use of the Tenant in its occupancy of the leased premises, in accordance with, and as more fully set forth in Schedule "B".

                  1.2 The Landlord agrees, subject to the terms and conditions of this lease, to erect the leased premises, all in accordance with the plans and specifications referred to as Schedule "B".

         2. TERM OF LEASE

                  The Landlord leases unto the said Tenant and the Tenant hires the aforementioned premises for the term of ten (10) years, to commence on or about March 1, 1979, and to end on the 28th day of February, 1989, the obligation of the Tenant hereunder being subject to the following proviso:

                  2.1 That on or about March 1, 1979, the Landlord shall have substantially completed the building according to the plans and specifications and shall deliver to the Tenant a Certificate of occupancy issued by the authorized issuing officer of the governmental instrumentality having jurisdiction thereof, and an Architect's Certificate by the Architect preparing the plans and specifications, that based on visual inspection, the Building is substantially completed. Upon the delivery by the Landlord to the

Tenant of the leased premises, and the certification and Certificate of Occupancy hereinabove mentioned, the lease term shall commence and the Tenant's obligation to pay rent shall begin (subject to the provisions of subparagraph
2.2 hereof).

                  2.2 Subject to the terms and conditions of this lease, in the event the premises are delivered to the Tenant in the manner provided in subsection 2.1 above, prior to or after March 1, 1979, the lease term of ten
(10) years shall commence on the first day of the next succeeding month following delivery of possession to the Tenant (hereinafter called the "Commencement Date") and shall continue for a term of ten (10) years thereafter. The Tenant shall, however, pay to the Landlord a sum equal to the pro rata share of one (1) month's rent for that portion of the month prior to the Commencement Date. During said period of partial monthly occupancy, if any, all other terms and conditions of this lease shall be applicable to the occupancy of the leased premises by the Tenant.

                  2.3 It is expressly understood and agreed that for the purpose of this lease, wherever and whenever the term "substantial completion" is used, the term "substantial completion" shall not include items of maintenance, service or guarantee, which may be required pursuant to the terms and conditions of this agreement. The Building and improvements shall be considered substantially completed upon the issuance of a Certificate of Occupancy, and Certification of the Architect that the Building has been completed according to the plans and specifications as aforementioned.

         3. RENT

                  The Tenant covenants and agrees to pay to Landlord, during the term of the lease, the annual rent as follows:

                  A. During the first five (5) years of the lease term, annual rent in the amount of ONE HUNDRED FORTY SIX THOUSAND TW0 HUNDRED FIFTY AND 00/100 ($146,250.00) DOLLARS, payable in equal monthly installments in the sum of TWELVE THOUSAND ONE HUNDRED EIGHTY SEVEN AND 50/100 ($12,187.50) DOLLARS per month.

                  B. During the second five (5) years of the modify lease term, annual rent in the amount of _____________________________________
_____________________________ payable in equal monthly installments in the sum of ______________________________________________ DOLLARS per month

         The monthly rent payments above required shall be made promptly in advance on the first day of each and every month during the term of the lease without demand and without off-set or deduction, together with such additional rent and other charges required to be paid by Tenant as are hereinafter set forth.

         4. CONTINGENCIES

                  4.1 This lease is expressly subject to the issuance of all necessary Building Permits and consents as may be required by governmental instrumentalities, boards or bodies having jurisdiction thereof, applicable to and based on the plans and specifications set forth in Schedule 'B"; and more specifically to the issuance of a Building Permit by the governmental instrumentality having jurisdiction thereof.

                  4.2 Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that this lease is expressly conditioned upon and is subject to the written approval by the Landlord and Tenant of the final plans and specifications hereinbefore referred to as Schedule "B"; Such written approval shall not be unreasonably withheld or delayed.

         5. USE

                  The Tenant covenants and agrees to use and occupy the leased premises for any legal use and for offices, warehouse and distribution facility, and for general purposes of Tenant's business, which use by Tenant, however, is and shall be expressly subject to all applicable zoning ordinances, rules and regulations of any governmental boards or bureaus having jurisdiction thereof. It is expressly understood and agreed, however, that if the Tenant shall use and occupy the premises for lawful manufacturing purposes, the Tenant shall, at its own cost and expense, comply with all applicable requirements of governmental boards or bureaus having jurisdiction thereof, and to such reasonable regulations of the Board of Fire Underwriters or its equivalent.

         6. CONSTRUCTION

                  6.1 Subject to the prior written approval of the Architect and Tenant, the Landlord shall have the right to substitute for the materials and equipment required by the plans and specifications, materials and equipment of equal quality and standard, provided said substitutions conform with applicable Building Codes.

                  6.2 The Landlord guarantees against defects in the general workmanship, labor, materials and construction of the Building for a period of one (1) year from the Commencement Date.

                  6.3 Without limiting Landlord's one (1) year guarantee provided in subparagraph 6.2 above, the Landlord covenants and agrees to assign to the Tenant, (as such assignment may be permitted by the terms of such warranty) without recourse, all written warranties, which it receives in connection with the installation of fixtures or equipment in the Building.

         7. REPAIRS AND MAINTENANCE

                  7.1 The Landlord, shall, with due diligence, at its own cost and expense, make all repairs to the interior load bearing walls or members, exterior bearing walls, foundation and roof, provided that any damage to the foregoing is not caused by the negligence of the Tenant, its servants, employees, invitees or agents. The Tenant shall, at its own cost and expense, however, repair and maintain the roof leaders, flashings, metal gravel stops, gutters and drains and shall keep the same free and clear of any debris applicable to Tenant's leased premises (____________ feet). The obligation of the Landlord to make the foregoing repairs is expressly subject to the Tenant giving to the Landlord written notice of defects or need for repairs to the exterior bearing walls, foundation, or to the roof of the Building. The Building shall be initially painted by the Landlord according to the plans and specifications herein referred to prior to delivery of the leased premises to the Tenant, and thereafter the Tenant shall maintain, paint and repair the exterior of the leased premises (except for the Landlord's obligations to make repairs to the extent hereinabove set forth in paragraph 7.1 and in paragraph
6).

                  7.2 The Tenant shall, except as provided in Paragraphs 6 and
7.1 above, take good care of the leased premises and, at its cost and expense, keep and maintain in good repair the interior and exterior of the leased premises, including, but not limited to the floor, the air-conditioning and heating plant, the plumbing, pipes and fixtures belonging thereto; and shall replace all mechanical and working parts used in connection with the air-conditioning, electrical, heating and plumbing plants, fixtures and systems, including ballasts and fluorescent fixtures; and shall keep the water and sewer pipes and connections free from ice and other obstructions and shall generally maintain, repair and replace the gutters, leaders, flashings, metal gravel stops and roof drains; and shall generally maintain and repair the interior and exterior of the leased premises and shall, at the end of the expiration of the term, deliver up the leased premises in good order and condition, damages by the elements, ordinary wear and tear excepted. The Tenant covenants and agrees that it shall not cause or permit any waste (other than reasonable wear and tear), damage or disfigurement to the leased premises, or any overloading of the floors of the buildings, constituting part of the demised premises.

                  7.3 The Landlord shall (i) maintain and repair the lawns, shrubbery, driveways and parking areas; and (ii) keep the parking area and driveways, sidewalks and steps of the demised premises free and clear of ice and snow; and the Tenant shall annually pay to the Landlord 45.45% of the cost of such maintenance and repair. The Landlord shall furnish Tenant with a certified breakdown of the costs applicable to the above. The Tenant shall make such payment within twenty (20) days after written demand.

         8. UTILITIES

                  8.1 The Landlord shall, at its cost and expense, pay for the installation of all utilities and utility services to the Building, and connect the same to the interior lines installed in the leased premises in accordance with the plans and specifications.

                  8.2 The Tenant shall, at its own cost and expense, pay all utility meter and service charges, including gas, sewer, electric, water and standby sprinkler charges, if any.

                  8.3 The Tenant shall be responsible and at its own cost and expense pay all meter charges and costs to be made by utility companies, including gas, sewer, electric and standby sprinkler charges to the leased premises, if any. It is understood and agreed that separate meters will be provided for each tenant of the building or part thereof.

         9. TAXES

                  9.1 The Tenant, in addition to the rent reserved, shall pay to the Landlord that percentage of all real estate property taxes assessed against the entire property, including the land, Building and improvements (including any added or omitted assessment for the first calendar year in which the term of this lease shall commence), which percentage shall be based on the square footage of Building occupied by the Tenant as the same relates to the total square footage of Building of which the leased premises are a part, and which pro rata percentage is hereby determined to be ___.

                  9.2 The taxes for the first calendar year in which the term of this lease shall commence pursuant to Paragraph 2 above shall be prorated between the Landlord and the Tenant as of the date the Tenant takes possession of the leased premises, so that the Landlord shall be liable for the payment of such proportion of the taxes for the current year as the time between the previous January 1st and the date the Tenant takes possession thereof bears to a full calendar year. If any part of any tax payable hereunder by the Tenant is included within the term of this lease, and any part thereof is included in a period of time after the termination of this lease, the amount of any such tax shall be adjusted between the Landlord and Tenant as of the date of such termination so that the Tenant shall bear only its proportionate share thereof.

                  9.3 It is expressly understood and agreed that such added and omitted assessments and other tax assessments as set forth above refer specifically to assessments for real property taxes only. It is also understood that it is the obligation of the Tenant to pay any and all personal property taxes assessed against it.

                  9.4 In the event the Tenant wishes to contest or litigate the amount or validity of any assessment or levy of taxes on the property or the validity of any legislative, administrative or judicial action requiring payment thereof, the Landlord covenants and agrees that he will lend his name and execute all papers necessary or appropriate which will be of aid to the Tenant in connection with such contest or litigation, provided, however, such litigation or contest shall be at the cost and expense of the Tenant.

                  9.5 The Tenant shall pay, within fifteen (15) days after written demand, its proportionate share of real estate taxes as above provided, which payment shall be made quarterly in the months of January, April, July and October of each year so that the real estate taxes can be paid at or before their due date. The Landlord shall, however, annually on the anniversary date of this lease, commencing one year after the Commencement Date hereof, submit to the Tenant a statement detailing the aggregate tax costs, including copies of paid tax bills, together with the computation and breakdown of that portion paid by the Tenant hereunder.

                  9.6 The Landlord represents that the leased premises shall contain any and all improvements, including streets, utilities, curbing and all other improvements as shall be required by the Township of Piscataway in connection with the development of Centennial Industrial Park. In the event, however, there shall be installation of other local improvements that benefit the Tenant by any governmental board or bureau having jurisdiction thereof for which an assessment shall be made against the property, then in that event, the Tenant shall pay to the Landlord its pro rata portion of such assessment within thirty (30) days after demand. The Landlord shall furnish to the Tenant a copy of any such assessment bill as levied by governmental authority having jurisdiction thereof.

                  9.7 Anything hereinabove contained to the contrary notwithstanding, the Landlord reserves the right to require the Tenant to pay its pro rata tax obligation as hereinabove referred to in twelve (12) equal monthly installments, which payment shall be made together with the monthly rent to be paid hereunder. Landlord shall certify to Tenant the annual taxes, and shall furnish to Tenant a copy of the annual tax bills upon which the monthly tax payment has been computed.

                  9.8 If, at any time during the term of this lease, the method or scope of taxation prevailing at the commencement of the lease term shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that in substitution for the real estate taxes now assessed there may be, in whole or in part, a capital levy or other imposition based on the value of the premises, or the rents received therefrom, or some other form of assessment based in whole or in part on some other valuation of the Landlord's real property comprising the demised premises, then and in such event, such substituted tax or imposition shall be payable and discharged by the Tenant in the manner required pursuant to such law promulgated which shall authorize such change in the scope of taxation, and as required by the terms and conditions of the within lease.

                  9.9 Nothing in this lease contained shall require the Tenant to pay any franchise, estate, inheritance, succession, capital levy or transfer tax of the Landlord, or Federal Income Tax, State Income Tax, or excess profits or revenue tax, unless such taxes are in substitution for real property taxes as a result of such change in the manner and scope of taxation.

         10. INSURANCE

                  10.1 The Landlord shall carry fire insurance with full extended coverage in an amount equivalent to the full replacement value of the insurable improvements to the leased premises, inclusive of broad form boiler and machinery coverage (inclusive of air-conditioning system, if any) including insurance coverage against sprinkler damage to the Building and/or its contents. The Tenant shall pay to the Landlord ___% of such premium cost for fire insurance as above provided, together with the full premium cost for the rent insurance applicable to the Tenant's leased premises.

                  10.2 The Landlord shall maintain public liability insurance, insuring the interests of both the Landlord and Tenant as the same may appear, by reason of claims for personal injury, death or property damage, occurring in or about the property, in amounts of not less than $1,000,000.00 with respect to the bodily injury or death of any one person, o(pound) not less than $3,000,000.00 with respect to bodily injury or death of more than one person in one accident, and of not less than $100,000.00 with respect to property damage. In addition to the rent reserved, the Tenant shall pay to the Landlord or his nominee an amount equal to 45.45% of the costs of premiums for such liability insurance. If the public liability insurance carrier shall for any reason cancel any contract of insurance covering the property, the Landlord will immediately notify the Tenant to such effect.

                  10.3 Anything contained in this lease to the contrary notwithstanding, it is expressly understood and agreed that if the rate of fire insurance shall be increased because of any change in occupancy or use of the premises by the Tenant, which use and occupancy has been rated by the Schedule Rating Bureau of the State of New Jersey for office, warehouse and distribution facility, or because of the Tenant's non-compliance with reasonable rules, regulations or requests of the fire insurance carrier issuing fire insurance coverage in connection with the Tenant's use of the leased premises, then and in that event, such increase in cost of fire insurance as hereinabove defined shall be paid by the Tenant after notice and demand within fifteen (15) days.

                  10.4 Anything contained in this lease to the contrary notwithstanding; it is expressly understood and agreed that the Tenant, at its own cost and expense, shall be obligated to insure its own fixtures, equipment and contents of the Building, it being expressly understood and agreed that excepting cases of Landlord negligence, the same is not the responsibility of the Landlord nor shall it be liable therefor.

                  10.5 The Tenant shall pay to the Landlord within fifteen (15) days after written demand its pro rata share of insurance costs as hereinabove provided. The Landlord shall furnish the Tenant with its demand a copy of all paid premium bills and shall also furnish to the Tenant a breakdown of the computation attributable to Tenant's proportionate share of costs.

                  10.6 The parties hereto mutually covenant and agree that each party, in connection with insurance policies required to be furnished in accordance with the terms and conditions of this lease, or in connection with insurance policies which they obtain insuring such insurable interest as Landlord or Tenant may have in its own properties, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against the Landlord or Tenant as the same may be applicable, which right to the extent not prohibited or violative of any such policy is hereby expressly waived, and Landlord and Tenant each mutually waive all right of recovery against each other, their agents, or employees for any loss, damage or injury of any nature whatsoever to property or person for which either party is required by this lease to carry insurance.

         11. SIGNS

                  The Tenant shall have the right and privilege of erecting, on and at the leased premises only such signs as are required by Tenant for the purpose of identifying the Tenant. The said signs shall comply with the applicable rules and regulations of the applicable governmental boards a bureaus having jurisdiction thereof. The erection of such signs shall not cause any structural damage to he Building. It is expressly understood and agreed that the Tenant shall not erect roof signs. It is further expressly understood and agreed that such signs shall not obstruct the visibility of any signs to be erected for occupants of the balance of the Building. The Landlord agrees that it will not erect or permit anyone else, including another tenant or occupant of the premises, to erect any which will obstruct the visibility of the Tenant's sign.

         12. FIXTURES

                  12.1 The Tenant is given the right and privilege of installing and removing property, equipment and fixtures in the leased premises during the term of the lease. However, if the Tenant is in default and moves out, or is dispossessed, and fails to remove any property, equipment and fixtures or other property within thirty (30) days after such default, dispossess or removal, then and in that event, the said property, equipment and fixtures or other property shall be deemed at the option of the Landlord to be abandoned; or in lieu thereof, at the Landlord's option, the Landlord may remove such property and charge the reasonable cost and expense of removal and storage to the Tenant.

                  12.2 Anything to the contrary contained herein notwithstanding, it is expressly understood and agreed that the Tenant may install, connect and operate equipment as may be deemed necessary by the Tenant for its business, subject to compliance with applicable rules and regulations of governmental boards and bureaus having jurisdiction thereof. Subject to the terms and conditions of this lease, the machinery, fixtures and equipment belonging to the Tenant shall at all times be considered and intended to, be personal property of the Tenant, and not part of the realty, and subject to removal by the Tenant, provided at the time of such removal, that the Tenant is not in default pursuant to the terms and conditions of this lease, and that the Tenant, at its own cost and expense, pays for or repairs any damage to the leased premises caused by such removal.

         13. GLASS

                  The Tenant expressly covenants and agrees to replace any broken glass in the windows or other apertures of the leased premises which may become damaged or destroyed at its cost and expense.

         14. ASSIGNMENT AND SUBLETTING

                  Providing that the Tenant is not then in default, the Tenant may assign this lease, or sublease all or any portion or part of the leased premises, provided the Tenant gives the Landlord notice of any such assignment or sublease and any assignees (but not sublessees) undertake in writing to assume the terms and conditions of this lease, providing in any event, that the Tenant shall remain directly and primarily liable for the performance of the terms and conditions of this lease. The Landlord reserves the right, at all times, to require and demand that the primary Tenant hereunder pay and perform the terms and conditions of this lease. No such assignment or subletting shall be made to any tenant who shall occupy the premises for any use which violates the applicable ordinances, rules and regulations of applicable governmental boards and bureaus having jurisdiction thereof, or of the carrier of the fire insurance or other insurance to be provided under this lease.

         15. FIRE

                  15.1 In case of any damage to the building on the property by fire or other casualty occurring during the term of this lease or previous thereto, which renders the leased premises wholly untenantable so that the same cannot be repaired and restored to the condition existing immediately prior to the casualty within one hundred twenty (120) days from the happening of such damage, then the terms hereby created, shall, a the option of the Tenant, terminate from the date of such damage. In the event the Tenant elects to terminate the lease for any reason which is due to the inability of the Landlord to restore the same within the one hundred twenty (120) day period, Tenant shall notify the Landlord, in writing, certified mail, return receipt requested, of such a fact within thirty (30) days of the happening of the fire or casualty, and in such event the Tenant shall immediately surrender the leased premises and shall pay rent only to the time of such damage and the Landlord may re-enter and re-possess the premises, discharged from this lease. In the event the Landlord can restore the premises within one hundred twenty (120) days, it shall advise the Tenant of such fact, in writing, certified mail, return receipt requested and the lease shall remain in full force and effect during the period of Landlord's restoration, except that rent shall abate while the repairs and restorations are being made, but the rent shall recommence upon restoration of the premises and delivery of the same by the Landlord to the Tenant. Landlord agrees that it will undertake reconstruction and restoration of the damaged premises with due diligence and reasonable speed and dispatch.

                  15.2 If the Building shall be damaged, but the damage is repairable within one hundred twenty (120) days, the Landlord agrees to repair the same with reasonable promptness. In such event, the rent accrued and accruing shall not abate, except for that portion of the leased premises that has been rendered untenantable and as to that portion the rent shall abate, based on equitable adjustments.

                  15.3 In connection with Landlord's restoration as hereinabove referred to, in determining what constitutes reasonable promptness, consideration shall be given to delays caused by acts of God, strikes, and other causes of Force Majeure beyond the Landlord's control.

                  15.4 The Tenant shall immediately notify the Landlord in case of fire or other damage to the premises.

                  15.5 Notwithstanding anything contained in 15.1 or 15.2 above, if such repairs are for any reason not completed within one hundred twenty (120) days, then the Tenant shall have the right to terminate this lease, and in such event of termination Landlord and Tenant shall thereupon be released of liability one to the other, and the within lease shall be deemed null and void.

         16. COMPLIANCE WITH LAWS RULES AND REGULATIONS


                  16.1 The Landlord represents that at the time of the commencement of the basic term of this lease, there will be full compliance with all statutes, rules, ordinances, orders, regulations and requirements of the Federal, State and City Government, and any and all of their departments and bureaus applicable to the construction of said premises and Building, and also to all rules, orders and regulations of the Board of Fire Underwriters, or its local equivalent.

                  16.2 (i) The Tenant covenants and agrees that upon acceptance and occupancy of the leased premises, it will, during the lease term, promptly, at Tenant's cost and expense, execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their departments and bureaus, applicable to the leased premises, as the same may require correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the leased premises, arising from the operations of the Tenant therein.

                           (ii) The Tenant covenants and agrees, at its own cost
and expense, to comply with such regulations or requests as may be required by the fire or liability insurance carriers providing insurance for the leased premises, and will further comply with such other requirements that may be promulgated by the Board of Fire Underwriters, in connection with the use and occupancy by the Tenant of the leased premises in the conduct of its business.

                           (iii) The Tenant covenants and agrees that it will
not commit any nuisance, nor permit the emission of any objectionable sound, noise or odors which would be violative of any applicable governmental rule or regulation or would per se create a nuisance. The Tenant further covenants and agrees that it will handle and dispose of all rubbish, garbage and waste in connection with the Tenant's operations in the leased premises in accordance with reasonable regulations established by the Landlord from time to time in order to keep the premises in an orderly condition and in order to avoid unreasonable emission of dirt, fumes, odors or debris which may constitute a nuisance or induce pests or vermin.

                  16.3 That in case the Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, or in case the Tenant shall neglect or fail to make any necessary repairs, then the Landlord or the Landlord's agents may after ten
(10) days' notice (except for emergency repairs, which may be made immediately) enter said premises and make said repairs and comply with any and all of the said statutes, ordinances rules, orders, regulations or requirements, at the cost and expense of the Tenant and in case of the Tenant's failure to pay therefor, the said cost and expense shall be added to the next month's rent and be due and payable as such, or the Landlord may deduct the same from the balance of any sum remaining in the Landlord's hands.

This provision is in addition to the right of the Landlord to terminate this lease by reason of any default on the part of the Tenant, subject to the rights of the Tenant as hereinabove mentioned in the manner as in this lease otherwise provided.

         17. INSPECTION BY LANDLORD

                  The Tenant agrees that the said Landlord's agents, and other representatives, shall have the right to enter into and upon the said premises, or any part thereof, at all reasonable hours for the purpose of examining the same upon reasonable advance notice of not less than 24 hours (except in the event of emergency), or making such repairs or alterations therein as may be necessary for the safety and preservation thereof, without unduly or unreasonably disturbing the operations of the Tenant (except in the event of emergency).

         18. DEFAULT BY TENANT

                  18.1 Each of the following shall be deemed a default by Tenant and a breach of this lease:

                           (1) (i) filing of a petition by Tenant for
adjudication as a bankrupt, or for reorganization, or for an arrangement under any federal or state statute.

                           (ii) dissolution or liquidation of the Tenant.

                           (iii) appointment of a permanent receiver or a
permanent trustee of all or substantial all the property of the Tenant. (iv) taking possession of the property of the Tenant by a governmental officer or agency pursuant to statutory authority for dissolution, rehabilitation, reorganization or liquidation of the then Tenant in possession.

                           (v) making by the Tenant of an assignment for the
benefit of creditors.

         If any event mentioned in this subdivision (1) shall occur, Landlord may thereupon or at any time thereafter elect to cancel this lease by ten (10) days' notice to the Tenant and this lease shall terminate on the day in such notice specified with the sane force and effect as if that date were the date herein fixed for the expiration of the term of the lease.

                           (2) (i) Default in the payment of the rent or
additional rent herein reserved or any part thereof for a period of ten (10) days after the same is due and payable and written notice has been given as in this lease required.

                                (ii) A default in the performance of any other
covenant or condition of this lease on the part of the Tenant to be performed for a period of thirty (30) days after written notice. For purposes of this subdivision (2) (ii) hereof, no default on the part of Tenant in performance of work required to be performed or acts to be done or conditions to be modified shall be deemed to exist if steps shall have been commenced by Tenant diligently after notice to rectify the same and shall be prosecuted to completion with reasonable diligence, subject, however, to unavoidable delays.

                  18.2 In case of any such default under subparagraph 18.1 (2) and at any time thereafter following the expiration of the respective grace periods above mentioned, Landlord may serve a notice upon the Tenant electing to terminate this Lease upon a specified date not less than ten (10) days after the date of serving such notice and this Lease shall then expire on the date so specified as if that date has been originally fixed as the expiration date of the term herein granted; however, a default under Section 18.1 (2) hereof shall be deemed waived if such default is made good before the date specified for termination in the notice of termination served on Tenant.

                  18.3 In case this Lease shall be terminated as hereinbefore provided, or by summary proceedings or otherwise, Landlord or its agents may, immediately or any time thereafter, re-enter and resume possession of the demised premises or such part thereof, and remove all persons and property therefrom, either by summary proceedings or by a suitable action or proceeding at law, or by force or otherwise, without being liable for any damages therefor. No re-entry by Landlord shall be deemed an acceptance of a surrender of this lease.

                  18.4 In case this lease shall be terminated as hereinafter Provided, or by summary proceedings or otherwise, Landlord may, in its own name and in its own behalf, relet the whole or any portion of the demised premises, for any period equal to or greater or less than the remainder of the then current term, for any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate, and in connection with any such lease Landlord may make such changes in the character of the improvements on the demised premises as Landlord may determine to be appropriate or helpful in effecting such lease and may grant concessions or free rent. However, in no event shall Landlord be under any obligation to relet the demised premises. Landlord shall not in any event be required to pay Tenant any surplus of any sums received by Landlord on a reletting of the demised premises in excess of the rent reserved in this lease.

                  18.5 (1) In case this lease be terminated by summary proceedings, or otherwise, as provided in this Article 18, and whether or not the premises be relet, Landlord shall be entitled to recover from the Tenant, the following:

                           (i) a sum equal to all expenses, if any, including
reasonable counsel fees, incurred by Landlord in recovering possession of the demised premises, and all reasonable costs and charges for the care of said premises while vacant, which damages shall be due and payable by Tenant to Landlord at such time or times as such expenses shall have been incurred by Landlord; and

                           (ii) A sum equal to all damages set forth in this
paragraph 18 and in paragraph 19 hereinafter referred to.

                  (2) Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to the Landlord under this paragraph 18 and subsections hereof without waiting until the end of the then current term.

                  (3) All sums which Tenant has agreed to pay by way of taxes, sewer charges, water rents or water meter charges, insurance premiums and other similar items becoming due from time to time under the terms of this lease, shall be deemed additional rent reserved in this lease within the meaning of this paragraph 18 and subsections hereof.

         19. LIABILITY OF TENANT FOR DEFICIENCY

                  In the event that the relation of the Landlord and Tenant may cease or terminate by reason of the default by the Tenant and the re-entry of the Landlord as permitted by the terms and conditions contained in this lease or by the ejectment of the Tenant by summary proceedings or other judicial proceedings, or after the abandonment of the premises by the Tenant, it is hereby agreed that the Tenant shall remain liable to pay in monthly payments the rent which shall accrue subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained the difference between the rent reserved and the rent collected and received, if any, by the Landlord, during the remainder of the unexpired term, as the amount of such difference or deficiency shall from time to time be ascertained. Anything herein contained to the contrary notwithstanding, the rent referred to shall include the stated reserved rent together with all additional rent and charges required to be paid by the Tenant under the lease including but not limited to taxes and insurance costs, and the costs of re-renting.

         20. NOTICES

                  All notices required or permitted to be given to the Landlord shall be given by certified mail, return receipt requested, at the address hereinbefore set forth on the first page of this lease, and/or such other place as the Landlord may designate in writing.

                  All notices required or permitted to be given to the Tenant shall be given by certified mail, return receipt requested, at the address hereinbefore set forth on the first page of this lease and/or such other place as the Tenant shall designate in writing.

         21. NON-WAIVER BY LANDLORD

                  The failure of the Landlord to insist upon strict performance of any of the covenants or conditions of this lease, or to exercise any option of the Landlord herein conferred in any one or more instances, shall not be construed as a waiver by the Landlord of any of its rights or remedies in this lease, and shall not be construed as a waiver, relinquishment or failure of any such covenants, conditions, or options, but the same shall be and remain in full force and effect.

         22. RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS


                  22.1 The Tenant may make alterations, additions or improvements to the leased premises without the consent of the Landlord only if such alterations, additions or improvements do not require structural changes in the leased premises, or do not lessen the value of the demised premises. In the event any alterations, additions or improvements to be made require structural changes, the same shall only be made upon the Tenant obtaining the prior written consent of the Landlord, which consent the Landlord shall not unreasonably withhold or delay, provided the same do not lessen the value of the demised premises or does not change the basic design and/or utility of the Building. All such alterations, additions or improvements shall be only in conformity with applicable governmental and insurance company requirements and regulations applicable to the leased premises. Tenant shall hold and save Landlord harmless and indemnify Landlord against any claim for damage or injury in connection with any of the foregoing work which Tenant may make as hereinabove provided.

                  22.2 Nothing herein contained shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the Mechanic's Lien Law of the State of New Jersey, it being expressly understood that the Landlord's estate shall not be subject to such liability.

         23. NON-LIABILITY OF LANDLORD

                  23.1 It is expressly understood and agreed by and between the parties to this agreement that excepting cases of Landlord negligence, the Tenant shall assume all risk of damage to its property, equipment and fixtures occurring in or about the demised premises, whatever the cause of such damage or casualty.

                  23.2 It is expressly understood and agreed that in any event, the Landlord shall not be liable for any damage or injury to property or person caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said Building, or from any damage or injury resulting or arising from any other cause or happening whatsoever.

         24. WARRANT OF TITLE

                  Landlord represents that it has title to the lands and premises which are the subject of this lease and that it has the full right, capacity and authority to enter into the within lease agreement.

         25. RESERVATION OF EASEMENT

                  The Landlord reserves the right, easement and privilege after providing suitable notice to enter on the premises in order to install, at its own cost and expense, any storm, drains and sewers and/or utility lines in connection therewith as may be required by the Landlord. It is understood and agreed that if such work as may be required by Landlord requires an installation which may displace any paving, lawn, seeded area or shrubs, the Landlord, after providing suitable notice shall, at its own cost and expense, restore said paving, lawn, seeded area or shrubs. The Landlord covenants that the foregoing work shall not unreasonably interfere with the normal operation of Tenant's business, and the Landlord shall indemnify and save the Tenant harmless in connection with such installations.

         26. AIR AND WATER POLLUTION

                  The tenant expressly covenants and agrees to indemnify, defend, and save the Landlord harmless against any claim, damage, liability, costs, penalties, or fines which the Landlord may suffer as a result of Air or Water Pollution caused by the Tenant in its use of the demised premises. The Tenant covenants and agrees to notify the Landlord immediately of any claim or notice served upon it with respect to any such claim the Tenant is causing water or Air Pollution; and the Tenant, in any event, will take immediate steps to halt, remedy or cure any pollution of Air or Water caused by the Tenant by its use of the demised premises.

         27. STATEMENT OF ACCEPTANCE

                  Upon the delivery of the leased premises to the Tenant, pursuant to the terms and conditions of this lease, the Tenant covenants and agrees that it will furnish to the Landlord a statement that it accepts the leased premises and agrees to pay rent from the date of acceptance, subject to the terms and conditions of the lease as herein contained, which statement may be in recordable form if required by the Landlord, and which statement shall set forth the Commencement Date and Date of Expiration of the lease term. In addition, Tenant agrees to furnish to Landlord, subject to Landlord's compliance with the terms and conditions of the within lease, an estoppel letter for mortgage purposes in form annexed hereto and made a part hereof as Schedule "C".

         28. FORCE MAJEURE

                  Except for the obligation of the Tenant to pay rent and other charges as in this lease provided, the period of time during which the Landlord or Tenant is prevented from performing any act required to be performed under this lease by reason of fire, catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, government prohibitions or preemptions, embargoes, inability to obtain material or labor by reason of governmental regulations or prohibitions, the act or default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for performance of such act.

         29. STATEMENTS ITS BY LANDLORD AND TENANT

                  Landlord and Tenant agree at any time and from time to time upon not less than ten (10) days' prior notice from the other to execute, acknowledge and deliver to the party requesting same, a statement in writing, certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that it is not in default (or if claimed to be in default, stating the amount and nature of the default) and specifying the dates to which the basic rent and other charges have been paid in advance, if any; it being intended that any such statement delivered pursuant to this paragraph may be relied upon as to the facts contained therein.

         30. CONDEMNATION

                  30.1 In the event that more than fifteen (15%) per cent of the Building containing the leased premises (herein intended to mean the ________ square feet hereinbefore referred to in Paragraph 1) is taken; or if such ground area is taken (exclusive of that area upon which the Building is located) which taking of ground shall deny access to the premises and parking areas or shall eliminate parking for forty (40) vehicles, or deny truck access for loading and unloading due to such condemnation, then in that event, if the Landlord cannot substantially replace such access, parking and loading areas within reasonable contiguity of the leased premises, then in that event, the term created shall, at the option of the Tenant, cease and become null and void from the date when the authority exercising the power of eminent domain takes or interferes with the use of the Building on the leased premises, its use of the ground area, parking area, or area of access to the leased premises. The Tenant shall only be responsible for the payment of rent until the time of surrender. In any event, no part of the Landlord's condemnation award shall belong to or be claimed by the Tenant. Without diminishing Landlord's award, the Tenant shall have the right to make a claim against the condemning authority for such independent claim which it may have and as may be allowed by law, for costs and damages due to relocating, moving and other similar costs and charges directly incurred by the Tenant and resulting from such condemnation.

                  30.2 In the event of any partial taking which would not be cause for termination of the within lease or in the event of any partial taking in excess of the percentages provided in subparagraph 30.1, and in which event the Tenant shall elect to retain the balance of the leased premises remaining after such taking, then and in either event, the rent shall abate in an amount mutually to be agreed upon between the Landlord and Tenant based on the relationship that the character of the property taken bears to the property which shall remain after such condemnation. In any event, no part of the Landlord's condemnation award shall belong to or be claimed by the Tenant. However, the Landlord shall, to the extent permitted by applicable law and as the same may be practicable on the site of the leased premises, at the Landlord's sole cost and expense, promptly make such repairs and alterations in order to restore the Building and/or improvements to the extent of the condemnation award.

         31. INSTALLATION PRIOR TO COMPLETION

                  It is expressly understood and agreed that the Tenant shall have the right, before commencement of the leased term, to enter into the Building prior to its substantial completion at such time as the concrete floors are completed, for the purpose of doing such fixturing and other work as the Tenant may require for its purposes, provided that the workmen independently employed on the leased premises by the Tenant do not cause any jurisdictional labor disputes and that such workmen are members of recognized construction labor unions in the applicable labor union jurisdictional area covering the leased premises. In the event the employment of such workmen does cause a jurisdictional labor dispute, the Landlord shall have the sole and absolute right to summarily order the Tenant's independent workmen and contractors from the premises. It is further expressly understood and agreed that if the Tenant does any such fixturing and work as above set forth, it shall be responsible at its own cost and expense to pay in connection with such fixturing and work for any and all insurance, including workmen's compensation and other protections required by the Laws of the State of New Jersey, and in any event, the Tenant shall indemnify the Landlord against any claims for damages, injury or other liability as may be asserted by any of such independent workmen to contractors employed by the Tenant. Tenant shall assume the sole risk, at its cost and expense, for the security of and damage to all of its fixtures and equipment as may be installed pursuant to this Paragraph 31.

         32. QUIET ENJOYMENT

                  The Landlord further covenants that the Tenant, on paying the rental and performing the covenants and conditions contained in this lease, shall and may peaceably and quietly have, hold and enjoy the leased premises for the term aforesaid.

         33. SURRENDER OF PREMISES

                  On the last day, or earlier permitted termination of the lease term, Tenant shall quit and surrender the premises in good and orderly condition and repair (reasonable wear and tear, and damage by fire or other casualty excepted) and shall deliver and surrender the leased premises to the Landlord peaceably, together with all alterations, additions and improvements in, to or on the premises made by Tenant as permitted under the lease. The Landlord reserves the right, however, to require the Tenant at its cost and expense to remove any alterations or improvements installed by the Tenant and not permitted or consented to by the Landlord pursuant to the terms and conditions of the lease, which covenant shall survive the surrender and the delivery of the premises as provided hereunder. Prior to the expiration of the lease term the Tenant shall remove all of its property, fixtures, equipment and trade fixtures from the premises. All property not removed by Tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of such removal to the Tenant, which obligation shall survive the lease termination and surrender hereinabove provided. If the premises be not surrendered to the end of the lease term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the premises, including, without limitation any claims made by any succeeding tenant founded on the delay.

         34. INDEMNITY

                  Anything in this lease to the contrary, notwithstanding, and without limiting the Tenant's obligation to provide insurance pursuant to paragraph 10 hereunder, the Tenant covenants and agrees that it will except in cases of Landlord negligence indemnify, defend and save harmless the Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the term of this lease:

                  (i) Any matter, cause or thing arising out of use, occupancy, control or management of the leased premises and any part thereof.

                  (ii) Any negligence on the part of the Tenant or any of its agents, contractors, servants, employees, licensees or invitees;

                  (iii) Any accident, injury, damage to any person or property occurring in or about the leased premises;

                  (iv) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this lease on its part to be performed or complied with.

                  Landlord shall promptly notify Tenant of any such claim asserted against it and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against Landlord by reason of any such claim.

         35. SHORT FORM LEASE

                  It is understood between the parties hereto that this lease will not be recorded, but that a short form lease, describing the property leased hereby, giving the term of this lease, and making particular mention of any special clauses as herein contained, will be recorded in accordance with the laws governing and regulating the recording of such documents in the State of New Jersey.

         36. LEASE CONSTRUCTION

                  This lease shall be construed pursuant to laws of the State of New Jersey.

         37. BIND AND INURE CLAUSE

                  The terms covenants and conditions of the within lease shall be binding upon and inure to the benefit of each of the parties hereto, their respective executors, administrators, heirs, successors and assigns, as the case may be.

         38. DEFINITIONS

                  The neuter gender, when used herein and in the acknowledgment hereafter set forth, shall include all persons and corporations, and words used in the singular shall include words in the plural where the text of the instrument so requires.

         39. NET RENT

                  It is the purpose and intent of the Landlord and Tenant that the rent shall be absolutely net to Landlord, so that this lease shall yield, net, to Landlord, the rent specified in paragraph 3 hereof in each month during the term of the lease, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the leased premises which may arise or become due during or out of the term of this lease, shall be paid by the Tenant, except for such obligations and charges as have otherwise expressly been assumed by the Landlord in accordance with the terms and conditions of the lease. Nothing herein shall require the Tenant to undertake obligations in connection with the sale or mortgaging of the leased premises, unless otherwise expressly provided in accordance with the terms and conditions of this lease.

         40. DEFINITION OF TERM OF "LANDLORD"

                  When the term "Landlord" is used in this lease it shall be construed to mean and include only the owner of the fee title of the leased premises. Upon the transfer by the Landlord of the fee title hereunder, the Landlord shall advise the Tenant in writing by certified mail, return receipt requested, of the name of the Landlord's transferee. In such event, the then Landlord shall be automatically freed and relieved from and after the date of such transfer of title of all personal liability with respect to the performance of any of the covenants and obligations on the part of the

Landlord herein contained to be performed, provided any such transfer and conveyance by the Landlord is expressly subject to the assumption by the grantee or transferee of the obligations of the Landlord to be performed pursuant to the terms and conditions of the within lease.

         41. COVENANTS OF FURTHER ASSURANCES

                  If, in connection with obtaining financing for the improvements on the leased premises, the Mortgage Lender shall request reasonable modifications in this be a condition to such financing, Tenant will not unreasonably withhold, delay or refuse its consent thereto, provided that such modifications do not in Tenant's reasonable judgment increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the demised premises.

         42. LANDLORD REMEDIES

                  42.1 The rights and remedies given to the Landlord in this lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the Landlord, shall be deemed to be in exclusion of any of the others.

                  42.2 In addition to any other legal remedies for violation or breach by or on the part of the Tenant or by any undertenant or by anyone holding or claiming under the Tenant or any one of them, of the restrictions, agreements or covenants of this lease on the part of the Tenant to be performed or fulfilled, such violation or breach shall be restrainable by injunction at the suit of the Landlord.

                  42.3 No receipt of money by the Landlord from any receiver, trustee or custodian or debtors in possession shall reinstate, continue or extend the term of this lease or affect any notice theretofore given to the Tenant, or to any such receiver, trustee, custodian or debtor in possession, or operate as a waiver or estoppel of the right of the Landlord to recover possession of the demised premises for any of the causes therein enumerated by any lawful remedy; and the failure of the Landlord to enforce any covenant or condition by reason of its breach by the Tenant shall not be deemed to void or affect the right of the Landlord to enforce the same covenant or condition on the occasion of any subsequent default or breach.

         43. COVENANT AGAINST LIENS

                  Tenant agrees that it shall not encumber, or suffer or permit to be encumbered, the leased premises or the fee thereof by any lien, charge or encumbrance, and Tenant shall have no authority to mortgage or hypothecate this lease in any way whatsoever. The violations of this Article shall be considered a breach of this lease.

         44. SUBORDINATION

                  44.1 This lease shall be subject and subordinate at all times to the lien of any mortgages or ground rents or other encumbrances now or hereafter placed on the land and building and leased premises without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination, but Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of the lease to the lien of any such mortgage or ground rent or other encumbrances as shall be desired by a mortgagee or proposed mortgagee or by any person. Tenant appoints Landlord the attorney in fact of the Tenant irrevocably, to execute and deliver any such instrument or instruments for and in the name of Tenant.

                  44.2 The foregoing provisions of this Article shall be effective only in the event that any such mortgagee or holder of other encumbrance provides, or the holder thereof agrees with Tenant, as follows:

                           (a) That this lease is and shall be subject and subordinate to the Mortgage insofar as it affects the real property of which the demised premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal sum secured thereby and interest thereon.

                           (b) That in the event it should become necessary to foreclose the Mortgage the Mortgagee thereunder will not join the Tenant under any lease in summary or foreclosure proceedings so long as the Tenant is not in default under any of the terms, covenants, or conditions of this lease.

                           (c) That in the event the Mortgagee shall, in accordance with the foregoing, succeed to the interest of the Landlord under this lease, the Mortgagee agrees to be bound to the Tenant under all of the terms, covenants and conditions of this lease, and the Tenant agrees, from and after such event, to attorn to the Mortgagee and/or purchaser at any foreclosure sale of the premises, all rights and obligations under this lease to continue as though the interest of Landlord had not terminated or such foreclosure proceedings had not been brought, and the Tenant shall have the same remedies against the Mortgagee for the breach of an agreement contained in this lease that the Tenant might have had under this lease against the Landlord if the Mortgagee had not succeeded to the interest of the Landlord; provided, however, that the Mortgagee shall not be

                                    (i)      liable for any act or omission of
                                             the Landlord, except as otherwise
                                             provided by law; or

                                    (ii)     subject to any offsets or defenses
                                             which the Tenant might have against
                                             the Landlord, except as otherwise
                                             provided by law; or

                                    (iii)    bound by any rent or additional
                                             rent which the Tenant might have
                                             paid to the Landlord for more than
                                             the current month and one
                                             additional month; or

                                    (iv)     bound by any amendment or
                                             modification of the Lease made
                                             without its consent, which consent
                                             shall not be unreasonably withheld
                                             or delayed.

         45. MUTUAL PARKING

                  It is expressly understood and agreed between the Landlord and Tenant that parking spaces will be reserved and marked and striped for the exclusive use of the Tenant hereunder, its employees and customers, and such parking spaces shall be located in the parking area as shall be designated by the Landlord, in accordance with the plan as shown on Schedule "B" hereinbefore referred to. The parties hereto mutually agree that they will not permit the access driveways to be blocked so as to unreasonably interfere with the use of said access driveways and parking area. The Landlord reserves the right at all times to re-locate the parking areas at the leased premises provided such re-location provides substantially equivalent parking facilities. The Landlord reserves the right for itself, its tenants and assigns to have mutual use of the access driveways contiguous to Tenant's leased premises. The Landlord shall reserve forty (40) parking spaces for the use of the Tenant.

         46. CANCELLATION PRIVILEGE

                  In consideration of the terns and conditions of this lease, the Tenant is hereby given the right and privilege to cancel the within lease, effective as of and at the expiration of the fifth (5th) year of the ten (10) year lease term. The right and privilege to cancel the within lease by Tenant shall only be effective if the Tenant gives to the Landlord nine (9) months' prior written notice of Tenant's exercise of its right of cancellation, which notice of cancellation shall be in writing by certified mail, return receipt requested. In the event of such cancellation as hereinabove referred to, all rent and other charges shall be paid and adjusted by the Landlord and Tenant, if applicable in accordance with the terms and conditions of the within lease.

         47. CONFIRMATION OF RENT AND PERCENTAGE PAYMENTS

                    Upon completion of the Building and Tenant's leased space, Landlord shall certify to Tenant the actual square footage of the Building and the square footage of Tenant's leased space. In the event there is any variance between the size of the Building, intended to be ___________, and the size of Tenant's leased space, intended to be ________________ (outside outside dimensions to center line of common wall), then in that event, the Landlord and Tenant shall enter into a lease amendment to properly reflect the required adjustment of pro rata percentage payments required to be paid by Tenant hereunder, and to further reflect a proper adjustment of net annual rent per square foot, based at the rate of $2.25 per square foot per annum for the first five (5) years of the lease term and $2.81 per square foot per annum for the second five (5) years of the lease term.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.

WITNESS: H. HARDING BROWN AND CHARLES T. SHEA, TRUSTEES UNDER TRUST INDENTURE DATED THE 25TH DAY OF JUNE, 1968

/s/Susan Matlosz                  BY: /s/H. Harding Brown
----------------                      --------------------------------------
   SUSAN MATLOSZ                         H. HARDING BROWN, Trustee

ATTEST:                           WESTERN AUTOMOTIVE WAREHOUSE
                                  DISTRIBUTORS, INC.

/s/J.E. Smith                     BY:/s/Robert Tauber
----------------                      --------------------------------------
   J.E. Smith                            President

Assistant Secretary

                                  SCHEDULE "A"

BEGINNING at a point in the southerly side of Colonial Drive therein distant westerly 628.69 feet from the intersection of the same with the westerly side of South Randolphville Road, if the same were produced to meet at an intersection;

thence (1)        Along said side of Colonial Drive westerly on the arc of a curve, curving to the left with a radius of 970.00 feet for a distance of 612.43 feet;

thence (2)        South 3 degrees 54 minutes 12 seconds East 469.12 feet;

thence (3)        South 53 degrees 48 minutes 52 seconds East 683.65 feet;

thence (4)        North 18 degrees 35 minutes 08 seconds East 352.21 feet;

thence (5)        North 18 degrees 03 minutes'08 seconds East 61.57 feet;

thence (6)        North 11 degrees 46 minutes 37 seconds West 602.43 feet to the southerly side of Colonial Drive and the point or place of BEGINNING.

Being subject to a 20-foot Storm Drainage Easement.

Being Lots #2 and #3, Block 460-C, Map of Centennial Industrial Park, Section #3, Piscataway, New Jersey, filed in the Register's office of Middlesex County on December 31, 1970, as Map #3423, File #958.

Containing 495,270.54 square feet or 11.37 acres.

                                  SCHEDULE "C"

                              ESTOPPEL CERTIFICATE

                                 Re: Lease dated

                                     Lessor -

                                     Lessee -

                                     Mortgagee -

                                     Premises -

Gentlemen:

The undersigned, as Lessee under the above described Lease, hereby certifies, as of the date hereof, for the benefit of and with the intent and understanding that such will be relied upon by the Mortgagee, which has or is about to make a loan to said Lessor, part of the security for which will be a mortgage covering the premises leased to the Lessee, and an assignment of Lessor's interest in the Lease, the following:

1. That it has accepted full and complete possession of the demised premises pursuant to the terms of the Lease, and that the Lease term commenced.

2. That the improvements and space required to be furnished in accordance with the Lease have been completed in all respects to the satisfaction of the undersigned, and are open for the use of the undersigned, its customers, employees and invitees.

3. That Lessor has satisfactorily complied with all of the requirements and conditions precedent to the commencement of the term of said Lease as specified therein.

4. That it has received no notice of a prior sale, transfer, assignment, hypothecation or pledge of the said Lease or of the rents secured therein.

5. That the said Lease is in full force and effect and that it has not been modified, amended, supplemented, or superseded.

6. That no rent or other sums payable under the Lease have been prepaid except as provided by the terms thereof.

7. That in the event the Mortgagee acquires the demised premises through foreclosure or through a transfer of title in lieu of foreclosure, Lessee will in no event look to the Mortgagee for the return of any security deposited under the terms of the Lease or for any sums escrowed with the Lessor for taxes.

8. That there is no existing default under any of the terms and provisions of the Lease and that the undersigned does not have or hold any defenses, setoffs, or counterclaims against Lessor arising out of the Lease or in any way relating thereto, or arising out of any other transaction between Lessee and Lessor which might be set off or credited against the accruing rents.

9. That the rent provided in said Lease commenced to accrue on the ______ day of _____________, 19__; that the primary Lease term of ___ years commenced on the
_______ day of ____________, 19__, and expires on the _______ day of
_______________, 19__.

DATED:

                                                    By:_________________________

         1. Article 1.1 of the Lease is hereby amended so as to provide that Tenant's leased premises shall consist of 65,701 square feet, in lieu of the 65,672 square feet as in the Lease now provided, and wherever in the Lease reference is made to 65,672 square feet of leased space, 65,701 square feet shall be substituted therefor.

         2. Article 3 is hereby modified so as to substitute the following
Article 3 in place and stead of Article 3 therein provided, as follows:

                  3. RENT

                  The Tenant covenants and agrees to pay to Landlord, during the term of the lease, the annual rent as follows:

                  A. During the first five (5) years of the lease term, annual rent in the amount of ONE HUNDRED FORTY SEVEN THOUSAND EIGHT HUNDRED TWENTY SEVEN AND 25/100 ($147,827.25) DOLLARS, payable in equal monthly installments in the sum of TWELVE THOUSAND THREE HUNDRED EIGHTEEN AND 94/100 ($12,318.94) DOLLARS per month.

                  B. During the second five (5) years of the lease term, annual rent in the amount of ONE HUNDRED EIGHTY FOUR THOUSAND SIX HUNDRED NINETEEN AND 81/100 ($184,619.81) DOLLARS, payable in equal monthly installments in the sum of FIFTEEN THOUSAND THREE HUNDRED EIGHTY FOUR AND 98/100 ($15,384.98) DOLLARS per month.

The monthly rent payments above required shall be made promptly in advance on the first day of each and every month during the term of the lease without demand and without offset or deduction, together with such additional rent and other charges required to be paid by Tenant as are hereinafter set forth.

         3. Wherever in the Lease the percentage of tenant's pro rata cost of additional rent obligation is provided or required, the same shall now be established for the purposes of the lease as 45.8% in lieu of any other pro rata percentage in the lease contained.

         4. Except as hereinabove provided, all other terms and conditions shall remain in full force and effect, otherwise unmodified and unimpaired.

         5. This agreement shall be binding on the parties hereto, their heirs, successors and assigns.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.

WITNESS: H. HARDING BROWN AND CHARLES T. SHEA, TRUSTEES UNDER TRUST INDENTURE DATED THE 25TH DAY OF JUNE, 1968

/s/William S. Halgrum            BY: /s/H. Harding Brown
---------------------                --------------------------------------
                                          H. HARDING BROWN, Trustee

ATTEST:                          WESTERN AUTOMOTIVE WAREHOUSE
                                 DISTRIBUTORS, INC.

/s/                              BY: /s/R.S. Tauber
---------------------                --------------------------------------
                                    R.S. Tauber, President & General Manager

STATE OF NEW JERSEY                 )
                                    ) SS.:
COUNTY OF UNION                     )

                  BE IT REMEMBERED, that on 6th day of October 1978, before me, the subscriber, a Notary Public of New Jersey personally appeared H. HARDING BROW, TRUSTEE, who, I am satisfied, is the Landlord mentioned in the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein expressed.

                                                      /s/ Susan Matlosz
                                                      -----------------------
                                                          SUSAN MATLOSZ

STATE OF COLORADO          )
                           ) SS.
COUNTY OF ADAMS            )

         BE IT REMEMBERED, that on this 19thd day of September 1978, before me, the subscriber, personally appeared Robert Tauber who, I am satisfied, is the person who signed the within Instrument as President of WESTERN AUTOMOTIVE WAREHOUSE DISTRIBUTORS INC., a California corporation, the Tenant named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.

                                     /s/ Paul K. Leyman
                                     -------------------------------------
                                     My commission Expires August 23, 1981

PREPARED BY: H. HARDING BROWN, ESQ.

                    LEASE AGREEMENT

                    BY AND BETWEEN:

                    H. HARDING BROWN AND CHARLES T. SHEA,
                         TRUSTEES UNDER TRUST INDENTURE
                         DATED THE 25TH DAY OF JUNE, 1968

                                                  "Landlord"

                    -and-

                    WESTERN AUTOMOTIVE WAREHOUSE
                         DISTRIBUTORS, INC.,
                         a California corporation,

                                                  "Tenant"

                         -------------------------

                         DATED: September 4, 1979

                         -------------------------






                                   LAW OFFICES
                          EPSTEIN, EPSTEIN, BROWN BOSEK
                                & TURNDORF, ESQS.
                              #33 West Grand Street
                                  P.O. Box 634
                           Elizabeth, New Jersey 07207

                                   #30005-320

         THIS AGREEMENT, made the 4th day of September, 1979, by and between H. HARDING BROWN and CHARLES T. SHEA, TRUSTEES UNDER TRUST INDENTURE DATED THE 25TH DAY OF JUNE, 1968, having an office at #33 West Grand Street, Elizabeth, New Jersey, hereinafter called the "Landlord"; and WESTERN AUTOMOTIVE WAREHOUSE DISTRIBUTORS, INC., a California corporation, having an office at 3260 West 26th Street, Los Angeles, California 90023, hereinafter called the "Tenant"

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, the Landlord and Tenant have entered into a certain Lease Agreement dated September 19, 1978, hereinafter called the "Lease", in connection with lands and premises known as Lots 2 and 3, Block 460-C, Colonial Drive, Piscataway, New Jersey, all as more particularly described on Schedule 'A' annexed hereto and made a part hereof; and

         WHEREAS, the Landlord has erected an industrial-type building containing 143,467 square feet, outside outside dimensions, located on the premises referred to in Schedule "A" annexed hereto (hereinafter referred to as the "Building"); and

         WHEREAS, the Tenant occupies space which, pursuant to Article 47 of the Lease requires certification of the actual square footage of the building and the actual square footage of tenant's leased space; and

         WHEREAS, Landlord has obtained such certification from Landlord's engineer and accordingly, the lease terms with respect to rent, percentage of pro rata payments and other lease obligations are to be revised in accordance with the terms and conditions hereinafter provided.

         NOW, THEREFORE, in consideration of the sum of One ($1.00) Dollar and other good and valuable consideration, the parties hereto mutually covenant and agree as follows:

STATE OF NEW JERSEY                 )
                                    ) SS.:
COUNTY OF UNION                     )

         BE IT REMEMBERED, that on this 9th day of October, 1979, before me, the subscriber, a Notary Public of New Jersey, personally appeared H. HARDING BROWN, TRUSTEE, who, I am satisfied, is the Landlord mentioned in the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein expressed.

                                                  /s/ William S. Halprin
                                                      ----------------------
                                                      William S. Halprin

STATE OF CALIFORNIA                 )
                                    ) SS.
COUNTY OF LOS ANGELES               )

BE IT REMEMBERED, that on this 4th day of September, 1979, before me, the subscriber, M.J. Swift, personally appeared R.S. Tauber who, I am satisfied, is the person who signed the within Instrument as President of WESTERN AUTOMOTIVE WAREHOUSE DISTRIBUTORS INC., a California corporation, the Tenant named therein, and he thereupon acknowledged, that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.

[OFFICIAL SEAL]

                                                      /s/ M.M. Swift
                                                          ----------------------
                                                          M.M. Swift